Exhibit 99.1

BioCardia Conference Call Today, Monday, March 31, 2025 to be Held at 4:30PM EDT

SUNNYVALE, Calif. – March 31, 2025 - BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today clarifies that Two-year CardiAMP-HF results will be addressed in a conference call scheduled for today, Monday, March 31, 2025 at 4:30pm EDT. The press release earlier this morning incorrectly noted the call would be held at 4:30pm PDT.

To access the call today:

Participants can register for the conference by navigating to https://dpregister.com/sreg/10194429/fdf5f0e427. Please note that registered participants will receive their dial-in number upon registration. For those who have not registered, to listen to the call by phone, interested parties within the U.S. should call 1-833-316-0559 and international callers should call 1-412-317-5730 and ask to be connected to the BioCardia call. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioCardia call. The conference call will also be available through a live webcast, which can be accessed through the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fyO2WNaO.

A webcast replay of the call will be available approximately one hour after the end of the call at the above links. To access the replay internationally, please use the link https://services.choruscall.com/ccforms/replay.html. A telephonic replay of the call will be available and may be accessed by calling 1-877-344-7529 (domestic), 1-412-317-0088 (international) or 855-669-9658 (Canada) by using access code 6220156.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120